EXHIBIT 4

                                CREDIT AGREEMENT

     This Credit Agreement (the "AGREEMENT"), dated as of September 26, 2003, is by and between BLACKHAWK BANCORP, INC. (the "BORROWER") and U.S. BANK NATIONAL ASSOCIATION (the "BANK").

                            ARTICLE I.  DEFINITIONS

     1.1  DEFINITIONS.  Except as otherwise provided, all accounting terms will
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be construed in accordance with generally accepted accounting principles consistently applied and consistent with those applied in the preparation of the financial statements referred to in paragraph 4.13, and financial data submitted pursuant to this Agreement will be prepared in accordance with such principles. As used herein, the following terms shall have the following meanings:

          "ADJUSTED NONPERFORMING LOANS" means an amount equal to
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(a) Nonperforming Loans minus (b) 50% of the total amount of 1-to-4 family
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residential mortgages loans that are Nonperforming Loans.

          "ASSETS" means the sum of all assets shown on the balance sheet of the
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Subsidiary Bank, including Loan Loss Reserves, determined in accordance with generally accepted accounting principles applicable to banks, consistently applied, as reported in the most recent FFEIC call report filed by the Subsidiary Bank.

          "DEBT SERVICE COVERAGE RATIO" means, for any period of determination,
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the ratio of (a) the sum of (i) the consolidated net income of the Borrower and its Subsidiaries, plus (ii) intangible amortization expense of the Borrower and its Subsidiaries, plus (iii) interest expense of the Borrower (including interest on account of trust preferred securities), minus (iv) cash dividends of the Borrower; to (b) the sum of (i) interest expense of the Borrower (including interest on account of trust preferred securities), plus (ii) all required principal payments in respect of the indebtedness of the Borrower (including without limitation all payments on account of trust preferred securities), in each case, as calculated in accordance with generally accepted accounting principles, for the four-quarter period ending on the date of determination; provided, however, that for the first three quarterly measurement periods (i.e., December 31, 2003, March 31, 2004 and June 30, 2004), the Borrower's actual quarterly results for such one, two and three quarter periods shall be annualized for purposes of determining the Borrower's Debt Service Coverage Ratio.

          "LOAN LOSS RESERVES" means the aggregate loan loss reserves of the
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Subsidiary Bank reported in the most recent FFEIC call report filed by the
Subsidiary Bank.

          "MATURITY DATE" means September 26, 2008 or such earlier date on which
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the Note becomes immediately due and payable pursuant to section 6.3 hereof.

          "NONPERFORMING LOANS" means the sum of (i) those loans 90 days or more
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past due (of either principal or interest) and (ii) those loans classified as
"non-accrual" as reported in the most recent FFEIC call report filed by the Subsidiary Bank.

          "NOTE" means the promissory note of the Borrower in the form of
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Exhibit A attached hereto.

          "OTHER REAL ESTATE" means the value of all real estate owned by the
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Subsidiary Bank and (i) classified as such by the examiners of any Regulatory
Authority, as shown on the most recent examination reports of the Subsidiary Bank or (ii) listed as such in the most recent report filed by the Borrower or the Subsidiary Bank to any Regulatory Authority, whichever is most current.

          "REGULATORY AUTHORITY" means any state, federal or other authority,
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agency or instrumentality including, without limitation, the Comptroller of the
Currency, Federal Deposit Insurance Corporation, Federal Reserve Board and Office of Thrift Supervision, responsible for examination and oversight of the Borrower or any Subsidiary.

          "SUBSIDIARY" OR "SUBSIDIARIES" means, for purposes of this Agreement
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and the other Loan Documents, the Subsidiary Bank, and any entity of which the
Borrower owns, directly or through another Subsidiary, at the date of determination, more than 50% of the outstanding stock having ordinary voting power for the election of directors, irrespective of whether or not at such time stock of any other class or classes might have voting power by reason of the happening of any contingency.

          "SUBSIDIARY BANK" means Blackhawk State Bank.
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          "TERM LOAN" means the term loan made by the Bank to the Borrower
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pursuant to section 2.1 hereof

          "TERM LOAN AMOUNT" means $7,500,000.
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          "TOTAL LOANS" means the aggregate outstanding principal amount of all
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loans shown as assets of the Subsidiary Banks as reported in the most recent
FFEIC call report filed by the Subsidiary Bank.

                               ARTICLE II.  LOANS

     2.1  THE TERM LOAN.  The Bank agrees, subject to the terms and conditions
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hereof, to make a term loan to the Borrower, in multiple advances on or before
March 31, 2004 (the "TERM-OUT DATE"), in an aggregate principal amount up to the Term Loan Amount. Any amounts repaid may not be reborrowed. The Term Loan shall be evidenced by, be repayable and bear interest in accordance with, the Note. Although the Note will be expressed as payable in the full Term Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein. The unpaid principal balance of the Note shall be repayable in equal quarterly installments in the amount necessary to fully amortize the outstanding principal balance of the Note as of the Term-Out Date over a 12-year period (i.e., 1/48th of the outstanding balance as of the Term-Out Date), commencing July 15, 2004 and continuing on each October 15, January 15, April 15 and July 15 thereafter, plus a final installment of the entire unpaid principal balance thereof and all accrued interest thereon, due on the Maturity Date.

     2.2  ADVANCES AND PAYING PROCEDURE.  The Bank is authorized and directed to
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credit any of the Borrower's accounts with the Bank (or to the account the
Borrower designates in writing) for all Loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal or interest due under the Note or other amounts due hereunder on the due date with respect thereto. The Borrower will maintain a demand deposit account at the Bank to facilitate borrowings and repayments hereunder.

     2.3  SECURITY.  The loans provided for hereunder shall at all times be
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secured by the pledge of all of the issued and outstanding capital stock of
Blackhawk State Bank (other than directors' qualifying shares), whether now owned or hereafter acquired by the Borrower.

     2.4  INTEREST RATE.
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          (a)  INTEREST RATE. Interest on each advance hereunder shall accrue at
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one of the following per annum rates selected by Borrower (i) upon notice to the
Bank, 2.00% (200 basis points) plus the Daily Reset LIBOR Rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the one-month LIBOR Rate in effect and reset each New York banking day, adjusted as necessary for any reserve requirement and other explicit or implicit cost levied by any Regulatory Authority) (a "Daily Reset LIBOR Rate Loan"); and (ii) upon a minimum of two New York banking days prior notice, 2.00% (200 basis points) plus the 1, 2, 3 or 6 month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York banking days prior to commencement of the LIBOR loan advance, adjusted as necessary for any reserve requirement and other explicit or implicit cost levied by any Regulatory Authority) (a "LIBOR Rate Loan"). With respect to Daily Reset LIBOR Rate Loans, accrued interest shall be payable on the 15th day of each July, October, January and April, commencing October 15, 2004 and on the
Maturity Date. With respect to LIBOR Rate Loans, accrued interest shall be payable on the last day of the loan period therefor selected by the Borrower under the terms hereof (provided that if such period exceeds three months, accrued interest shall be payable at the end of each three-month interval during such period and on the last day of such period), commencing on the first of such dates to occur after the date hereof and on the Maturity Date. If a LIBOR Rate Loan Loan is prepaid, whether by the Borrower, as a result of acceleration upon default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term "Interest Differential" shall mean that sum equal to the greater of 0 or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Loan) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. The term "Money Markets" refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds and others. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan. In the event the Borrower does not timely select another interest rate option at least 2 banking days before a LIBOR Rate Loan expires, the Bank may at any time thereafter convert the LIBOR Rate Loan to a Daily Reset LIBOR Rate Loan, but until such conversion, the funds advanced under the expired LIBOR Rate Loan shall continue to accrue interest at the same rate as the interest rate under such expired LIBOR Rate Loan. The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR rate option selected shall apply to a minimum principal amount of $100,000. For determining payment dates for LIBOR Rate Loans, the New York banking day shall be the standard convention. In the event after the date of initial funding any governmental authority subjects Bank to any new or additional charge, fee, withholding or tax of any kind with respect to any loans hereunder or changes the method of taxation of such loans or changes the reserve or deposit requirements applicable to such loans, the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such costs or lost income resulting therefrom as reasonably determined by the Bank.

          (b)  DEFAULT RATE.  Notwithstanding the provisions of section 2.4(a)
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above, upon the occurrence and during the continuance of an Event of Default the unpaid principal balance of the Note shall, upon notice from the Bank to the Borrower, bear interest at an annual rate equal to the rate otherwise in effect plus five percentage points (5.00%) (the "Default Rate"), payable upon demand.
On and after the Maturity Date, the unpaid principal balance of the Note and all accrued interest thereon shall bear interest at the Default Rate and shall be payable upon demand.

          (c)  CALCULATION.  Interest shall be calculated for the actual number
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of days elapsed on the basis of a 360-day year.

     2.5  PREPAYMENTS.  The Note may be prepaid, without penalty or premium,
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only on an interest payment date upon 5 business days' prior notice to the Bank.

     2.6  DELINQUENCY CHARGE.  Subject to applicable law, if any payment is not
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made on or before its due date, the Bank may collect a deliquency charge of
5.00% of the unpaid amount. Collection of the delinquency charge shall not be deemed a waiver of the Bank's right to declare a default hereunder.

                     ARTICLE III.  CONDITIONS TO BORROWING

     3.1  CONDITIONS TO BORROWING.  The Bank will not be obligated to make (or
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continue to make) advances hereunder unless (i) the Bank has received executed copies of this Agreement, the Note and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in Article V, and all International Swap Dealers Association agreements and documents reasonably requested by the Bank or one of the Bank's Affiliates (collectively with this Agreement the "LOAN DOCUMENTS"), in form and content satisfactory to the Bank; (ii) the Bank has received certified copies of the Articles of Incorporation and By-Laws and a certificate of status/good standing certificate of the Borrower; (iii) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (iv) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank and no condition or event will exist or have occurred which with the passage of time, the giving of notice or both would constitute a default under this Agreement or under any other Loan Documents or under any other agreements by and between the Borrower and the Bank and the Bank shall have received a certificate to such effect signed by an officer of the Borrower; and (v) all proceedings taken in connection with the transactions contemplated by this Agreement and all instruments, authorizations and other documents applicable thereto, will be satisfactory to the Bank and its counsel.

                     ARTICLE IV.  WARRANTIES AND COVENANTS

     During the term of this Agreement, and while any part of the credit granted the Borrower is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower warrants and agrees as follows:

     4.1  ORGANIZATION AND AUTHORITY.  The Borrower is a validly existing
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corporation in good standing under the laws of its state of organization, and has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties. The execution, delivery and performance of this Agreement and the other Loan Documents (i) are within the Borrower's power; (ii) have been duly authorized by proper corporate action; (iii) do not require the approval of any governmental agency; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights and except to the extent that general principles of equity might affect the specific enforcement of such Loan Documents.

     4.2  SUBSIDIARY BANK.  Blackhawk State Bank (i) has issued and outstanding
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5000 shares of common stock, par value $50.00 per share, which are duly authorized, validly issued, fully paid and non-assessable, of which the Borrower owns 5000 shares, free and clear of any liens, charges, encumbrances, rights of redemption, preemptive rights or rights of first refusal of any kind or nature whatsoever, except liens in favor of the Bank; and (ii) has no shares of capital stock (common or preferred), or securities or other obligations convertible into any of the foregoing, authorized or outstanding and has no outstanding offers, subscriptions, warrants, rights or other agreements or commitments obligating the Subsidiary Bank to issue or sell any of the foregoing.

     4.3  LITIGATION AND COMPLIANCE WITH LAWS.  The Borrower and the
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Subsidiaries have complied in all material respects with and will continue to comply in all material respects with all applicable federal and state laws and regulations: (i) that regulate or are concerned in any way with its or their banking and trust business, including without limitation those laws and regulations relating to the investment of funds, lending of money, collection of interest, extension of credit, and location and operation of banking facilities; or (ii) otherwise relate to or affect the business or assets of Borrower or any of the Subsidiaries or the assets owned, used or occupied by them. Except to the extent previously disclosed to the Bank, there are no claims, actions, suits, or proceedings pending, or to the best knowledge of Borrower, threatened or contemplated against or affecting Borrower or any of the Subsidiaries, at law or in equity, or before any federal, state or other governmental authority, or before any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order of any kind in existence against or restraining Borrower or any of the Subsidiaries, or any of their officers, employees or directors, from taking any action of any kind in connection with the business of Borrower or any of the Subsidiaries. Except to the extent previously disclosed to the Bank, neither Borrower nor any of the Subsidiaries has (a) received from any regulatory authority any criticisms, recommendations or suggestions of a material nature, and Borrower has no reason to believe that any such is contemplated, concerning the capital structure of any of the Subsidiaries, loan policies or portfolio, or other banking and business practices of any of the Subsidiaries that have not been resolved to the satisfaction of such regulatory authorities or (b) entered into any memorandum of understanding or similar arrangement with any federal or state regulator relating to any unsound or unsafe banking practice or conduct or any violation of law respecting the operations of the Borrower or the operations of any of the Subsidiaries.

     4.4  F.D.I.C. INSURANCE.  The Subsidiary Bank is insured as to deposits by
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the Federal Deposit Insurance Corporation and no act has occurred which could adversely affect the status of the Subsidiary Bank as an insured bank.

     4.5  CORPORATE EXISTENCE; BUSINESS ACTIVITIES; ASSETS.  The Borrower will
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and will cause each Subsidiary to (i) preserve its corporate existence, rights and franchises; (ii) carry on its business activities in substantially the manner such activities are conducted as of the date of this Agreement; (iii) not liquidate, dissolve, merge or consolidate with or into another entity; and
(iv) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets.

     4.6  USE OF PROCEEDS; MARGIN STOCK; SPECULATION.  Advances by the Bank
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hereunder will be used exclusively by the Borrower (i) to purchase the outstanding shares of capital stock of DunC Corp and its subsidiary, First Bank, bc; (ii) to refinance existing indebtedness of the Borrower to the Bank; and
(iii) for other general corporate and working capital purposes. The Borrower will not use any of the loan proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

     4.7  ENVIRONMENTAL MATTERS.  Except as disclosed in a written schedule
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attached to this Agreement (if no schedule is attached, there are no exceptions), to the Borrower's knowledge after reasonable investigation, there exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "ENVIRONMENTAL LAWS"). The term "HAZARDOUS SUBSTANCES" will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. The Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that the Borrower
(i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "REMEDIAL ACTION"); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed in writing to the Bank, there are not now, nor to the Borrower's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To the Borrower's knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect the Borrower or its business, and there are no conditions existing currently or reasonably likely to exist while the Loan Documents are in effect which would subject the Borrower to Remedial Action or other liability. The Borrower currently complies in all material respects with and will continue to timely comply in all material respects with all applicable Environmental Laws; and will provide the Bank, promptly upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

     4.8  RESTRICTION ON INDEBTEDNESS.  The Borrower will not and will not
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permit any of the Subsidiaries to create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases requiring lease payments exceeding $250,000 in the aggregate in any fiscal year) except
(i) indebtedness under the Note issued under this Agreement; (ii) other indebtedness to the Bank or any of its affiliates; (iii) fed funds transactions in the ordinary course of business; (iv) any other indebtedness outstanding on the date hereof, and shown on the Borrower's financial statements delivered to the Bank prior to the date hereof, provided such other indebtedness shall not be renewed, extended or increased; (v) indebtedness in favor of any Federal Home Loan Bank (or any successor thereto); (vi) indebtedness owing in respect of any trust preferred securities issued by the Borrower and (vii) indebtedness related to bank repurchase agreements in the ordinary course of business.

     4.9  RESTRICTION ON LIENS.  The Borrower will not and will not permit any
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of the Subsidiaries to create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Borrower's or such Subsidiaries' property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect on the ownership and use of the afffected property;
(iii) liens in favor of the Bank or its affiliates and (iv) liens securing deposits, Federal Home Loan Bank advances and securities repurchase agreements in the ordinary course of business.

     4.10 RESTRICTION ON CONTINGENT LIABILITIES.  The Borrower will not and will
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not permit any of the Subsidiaries to guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks, the issuance or confirmation of letters of credit by the Subsidiary Bank and similar matters in the ordinary course of banking business.

     4.11 INSURANCE.  The Borrower will maintain and cause each Subsidiary to
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maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to the Bank, including insurance for fire and other risks insured against by extended coverage, public liability insurance and worker's compensation insurance.

     4.12 TAXES AND OTHER LIABILITIES.  The Borrower will pay and discharge, and
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cause each Subsidiary to pay and discharge when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

     4.13 FINANCIAL STATEMENTS AND REPORTING.  The financial statements and
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other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the Borrower's financial condition since such information was provided to the Bank. The Borrower will, and will cause each Subsidiary to (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may reasonably request; and (iii) without request, provide the Bank with the following information:

          (a) As soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, the Borrower's annual audited financial statements prepared by an accounting firm reasonably acceptable to the Bank; and

          (b) (i) Within 45 days of the end of each quarter, quarterly FRY-9C and FRY-9P reports, or any successors thereto, of the Borrower prepared in accordance with the guidelines of the Federal Reserve System, together with a certificate of a senior financial officer of the Borrower setting forth calculations showing the Borrower's compliance with the financial covenants contained in this Agreement as of the end of such quarter and certifying that as of the date of such certificate no default (as described in section 6 hereof) has occurred, nor any event or act has occurred, or condition exists, which with the giving of notice or the passage of time would constitute such a default; and

               (ii) Within 45 days of the end of each quarter, quarterly call reports prepared on FFIEC forms, or any successors thereto, of the Subsidiary Bank prepared in accordance with the guidelines of the Regulatory Authority which regulates the Subsidiary Bank.

          (c) As soon as available (an in any event, within 45 days of the end of each quarter, in the case of the Borrower's quarterly Form 10-Q), copies of all reports or materials submitted or distributed to shareholders of the Borrower or filed with the SEC or other governmental agency having regulatory authority over the Borrower or any Subsidiary or with any national securities exchange; and

          (d) Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of obligations of the Borrower or any Subsidiary pursuant to the terms of any indenture, loan or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this paragraph 4.13; and

          (e) Promptly, and in any event within 10 days, after the Borrower has knowledge thereof, a statement of the chief financial officer of the Borrower describing: (i) any event which, either of itself or with the lapse of time or the giving of notice or both, would constitute a default hereunder or under any other material agreement to which the Borrower or any Subsidiary is a party, together with a statement of the actions which the Borrower proposes to take with respect thereto; and (ii) any pending or threatened litigation or administrative proceeding of the type described in paragraph 4.3; and

          (f) Notice of any memorandum of understanding or any other agreement with any banking regulatory agencies, or cease and desist order, immediately after entered into by or issued against Borrower or any Subsidiary; and

          (g) Promptly after request therefor, any other information concerning the business affairs and financial condition of the Borrower or the Subsidiary as the Bank may reasonably request.

     4.14 INFORMATION.  The Borrower will make available for review by the Bank,
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promptly upon Bank's request, financial statements, call reports and any other records or documents of the Borrower or the Subsidiary Banks. The Borrower and the Subsidiaries will obtain the consent of any person or regulator which it deems necessary or appropriate for disclosure of the information described above.

     4.15 FINANCIAL COVENANTS.
          -------------------

          (a) The Borrower shall cause the Subsidiary Bank to maintain, as of the end of each fiscal quarter of the Subsidiary Bank:

               (i) a ratio of Nonperforming Loans plus Other Real Estate to Total Loans plus Other Real Estate of not greater than 2.25%;

               (ii) a ratio of Loan Loss Reserves to Adjusted Nonperforming Loans of not less than 100%; and

               (iii) if the Subsidiary Bank's Total Risk-Based Capital Ratio (as defined by the relevant Regulatory Authority with oversight of the Subsidiary Bank) is less than 11%, an average return on Assets of at least .60%

          (b) For so long as the Subsidiary Bank's Total Risk-Based Capital Ratio (as defined by the relevant Regulatory Authority with oversight of the Subsidiary Bank) is at least 11%, the Borrower shall not permit the Borrower's Debt Service Coverage Ratio to be less than 1.10 to 1.00 as of the end of any fiscal quarter of the Borrower and its consolidated Subsidiaries.

          (c) The Borrower shall cause the Subsidiary Bank at all times to meet any definition of a "well-capitalized" institution, as such term is defined by the various federal Regulatory Authorities with respect to the Subsidiary Bank's Tier I leverage ratio, Tier I risk-based capital and total risk-based capital, provided, however, that until December 31, 2006, the Subsidiary Bank's Tier I leverage ratio shall not be less than 7%.

     4.16 ACCESS TO RECORDS.  The Borrower will permit representatives of the
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Bank to visit and inspect any of the properties and examine any books and records of the Borrower and the Subsidiaries including without limitation the stock transfer records of the Subsidiary Bank, at any reasonable time and as often as the Bank may reasonably desire.

     4.17 ISSUANCE OF STOCK.  The Borrower will not permit the Subsidiary Bank
          -----------------
to issue any additional shares of common or preferred stock, or any options, warrants or other common stock equivalents, or sell or issue securities or obligations convertible into such ("NEW STOCK"), whether in the form of stock dividends or stock splits or otherwise, unless such New Stock will be issued to the Borrower and delivered by the Borrower to the Bank, together with any additional documents required by the Bank, as additional collateral to secure the Loans provided for hereunder.

     4.18 ACQUISITIONS AND INVESTMENTS.  Neither the Borrower nor any of the
          ----------------------------
Subsidiaries will acquire any other business or make any loan, advance or extension of credit to, or investment in, any other person, corporation or other entity, including investments acquired in exchange for stock or other securities or obligations of any nature of the Borrower or any Subsidiary, or create or participate in the creation of any Subsidiary or joint venture, except:

          (a) investments in (i) bank repurchase agreements; (ii) savings accounts or certificates of deposit in a financial institution of recognized standing; (iii) obligations issued or fully guaranteed by the United States; and
(iv) prime commercial paper maturing within 90 days of the date of acquisition by the Borrower or a Subsidiary;

          (b) loans and advances made to employees and agents in the ordinary course of business, such as travel and entertainment advances and similar items;

          (c)  investments in the Borrower by a Subsidiary;

          (d) investments outstanding on June 30, 2003, and shown on the financial statements of the Borrower, provided that such investments will not be increased; and

          (e) with respect to a Subsidiary, investments or loans made in the ordinary course of banking business of such Subsidiary.

                             ARTICLE V.  COLLATERAL

     5.1  COLLATERAL.  This Agreement and the Notes are secured by a Collateral
          ----------
Pledge Agreement dated as of August 28, 1998 between the Borrower and the Bank (the "Pledge Agreement"). The Borrower and the Bank acknowledge and agree that any reference in the Pledge Agreement to the "Loan Agreement" shall be deemed to be a reference to this Agreement, as the same may be amended, restated or modified from time to time. The Borrower further acknowledges that all property pledged to the Bank under the Pledge Agreement shall secure the Borrower's obligations under this Agreement outstanding from time to time. The information in this Article V is for information only and the omission of any reference to an agreement will not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.

     5.2  CREDIT BALANCES; SETOFF.  As additional security for the payment of
          -----------------------
the obligations described in the Loan Documents and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the "OBLIGATIONS"), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank. The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) set off against the Obligations WHETHER OR NOT THE OBLIGATIONS (INCLUDING FUTURE INSTALLMENTS) ARE THEN DUE OR HAVE BEEN ACCELERATED, ALL WITHOUT ANY ADVANCE OR CONTEMPORANEOUS NOTICE OR DEMAND OF ANY KIND TO THE BORROWER, SUCH NOTICE AND DEMAND BEING EXPRESSLY WAIVED.

                             ARTICLE VI.  DEFAULTS

     6.1  DEFAULTS.  NOTWITHSTANDING ANY CURE PERIODS DESCRIBED BELOW, THE
          --------
BORROWER WILL IMMEDIATELY NOTIFY THE BANK IN WRITING WHEN THE BORROWER OBTAINS KNOWLEDGE OF THE OCCURRENCE OF ANY DEFAULT SPECIFIED BELOW. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

          (a)  NONPAYMENT.  The Borrower fails to pay (i) any interest due on
               ----------
the Note or any fees, charges, costs or expenses under the Loan Documents within 5 days after the same becomes due; or (ii) any principal amount of the Note when due.

          (b)  NONPERFORMANCE.  The Borrower or any guarantor of the Borrower's
               --------------
Obligations to the Bank (a "GUARANTOR") fails to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) (g) or (h) of this paragraph 6.1) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.

          (c)  MISREPRESENTATION.  Any financial information, statement,
               -----------------
certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, proves untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.

          (d)  DEFAULT ON OTHER OBLIGATIONS.  The Borrower, any Guarantor or any
               ----------------------------
Subsidiary shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing (i) any indebtedness owing by the Borrower, any Guarantor or any Subsidiary to the Bank or (ii) any indebtedness in excess of $10,000 owing by the Borrower to any third party (including any obligations of the Borrower arising out of any trust preferred securities) and the period of grace, if any, to cure said default shall have passed.

          (e)  JUDGMENTS.  Any judgment is obtained against the Borrower, any
               ---------
Guarantor or any Subsidiary which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor or Subsidiary), exceeds the sum of $10,000 and remains unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

          (f)  INABILITY TO PERFORM; BANKRUPTCY/INSOLVENCY.  (i) the Borrower,
               -------------------------------------------
any Guarantor or any Subsidiary dies or ceases to exist; or (ii) any Guarantor attempts to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, is commenced under any Federal or state law by or against the Borrower, any Guarantor or any Subsidiary; or (iv) the Borrower, any Guarantor or any Subsidiary becomes the subject of any out-of-court settlement with its creditors; or (v) the Borrower, any Guarantor or any Subsidiary is unable or admits in writing its inability to pay its debts as they mature; or
(vi) the Borrower or any Subsidiary is closed or taken over by a Regulatory Agency.

          (g)  ADVERSE CHANGE.  There is a material adverse change in the
               --------------
business, properties, financial condition or affairs of the Borrower, any Guarantor or any Subsidiary, or in any collateral securing the Obligations.

          (h)  REGULATORY ORDERS.  The Borrower or any Subsidiary enters into
               -----------------
any memorandum of understanding or other agreement, not previously disclosed, with any banking Regulatory Authority relating to any unsound or unsafe banking practice or conduct or any violation of law respecting the operation of the Borrower or such Subsidiary; or the Borrower or any Subsidiary or any of their officers, employees, or directors become the subject of a judicial or administrative determination restraining any of them from taking any actions of any kind in connection with the business of the Borrower or such Subsidiary, assessing a civil penalty, finding that any criminal offense occurred in connection with the operations of the Borrower or such Subsidiary, or suspending or removing any officer or director of the Borrower or such Subsidiary.

     6.2  TERMINATION OF LOAN; ADDITIONAL BANK RIGHTS.  Upon the occurrence of
          -------------------------------------------
any of the events identified in paragraph 6.1, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional Loans to the Borrower; (ii) set off; and/or (iii) take such other steps to protect or preserve the Bank's interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower's expense; all without demand or notice of any kind, all of which are hereby waived.

     6.3  ACCELERATION OF OBLIGATIONS.  Upon the occurrence of any of the events
          ---------------------------
identified in paragraphs 6.1(a) through 6.1(e) and 6.1(g) through 6.1(j), and the passage of any applicable cure periods, the Bank may at any time thereafter,
(i) by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents; and (ii) require the Borrower to cause Blackhawk State Bank to appoint an independent transfer agent for the purpose of registering and transferring ownership of the capital stock of such Subsidiary Bank. Upon the occurrence of any event under paragraph 6.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. NOTHING CONTAINED IN PARAGRAPH 6.1, PARAGRAPH 6.2 OR THIS SECTION WILL LIMIT THE BANK'S RIGHT TO SET OFF AS PROVIDED IN PARAGRAPH 5.2 OR OTHERWISE IN THIS AGREEMENT.

     6.4  OTHER REMEDIES.  Nothing in this Article VI is intended to restrict
          --------------
the Bank's rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.

                          ARTICLE VII.  MISCELLANEOUS

     7.1  DELAY; CUMULATIVE REMEDIES.  No delay on the part of the Bank in
          --------------------------
exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

     7.2  RELATIONSHIP TO OTHER DOCUMENTS.  The warranties, covenants and other
          -------------------------------
obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.

     7.3  PARTICIPATIONS.  The Bank may, at its option, sell all or any interest
          --------------
in any Note and the other Loan Documents to other financial institutions. Any purchaser of an interest in a Note is hereinafter referred to as a "Participant." In connection with such sales (and thereafter), the Bank may disclose any financial information the Bank may have concerning the Borrower to any such Participant or potential Participant.

     7.4  EXPENSES AND ATTORNEYS' FEES.  The Borrower will reimburse the Bank
          ----------------------------
and any Participant for all reasonable attorneys' fees and all other costs, fees and out-of-pocket disbursements (including fees and disbursements of both inside counsel and outside counsel) incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents, including fees and costs related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank's lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection before and after judgment, and the costs of preservation and/or liquidation of any collateral (including reasonable fees and disbursements of both inside and outside counsel).

     7.5  SUCCESSORS.  The rights, options, powers and remedies granted in this
          ----------
Agreement and the other Loan Documents will extend to the Bank and to its successors and assigns, will be binding upon the Borrower and its successors and assigns and will be applicable hereto and to all renewals and/or extensions hereof.

     7.6  INDEMNIFICATION.  Except for harm arising from the Bank's gross
          ---------------
negligence or willful misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral. This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank.

     7.7  NOTICE OF CLAIMS AGAINST BANK; LIMITATION OF CERTAIN DAMAGES.  In
          ------------------------------------------------------------
order to allow the Bank to mitigate any damages to the Borrower from the Bank's alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank prompt written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to the Bank represents the parties' agreed-to standard of performance regarding claims against the Bank. Notwithstanding any claim that the Borrower may have against the Bank, and regardless of any notice the Borrower may have given the Bank, THE BANK WILL NOT BE LIABLE TO THE BORROWER FOR CONSEQUENTIAL AND/OR SPECIAL DAMAGES ARISING THEREFROM, EXCEPT THOSE DAMAGES ARISING FROM THE BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     7.8  NOTICES.  Although any notice required to be given hereunder or under
          -------
any of the other Loan Documents might be accomplished by other means, notice will always be deemed given when placed in the United States Mail, with postage prepaid, or sent by overnight delivery service, or sent by telex or facsimile, in each case to the address set forth below or as amended.

     7.9  PAYMENTS.  Payments due under the Notes and other Loan Documents will
          --------
be made in lawful money of the United States, and the Bank is authorized to charge payments due under the Loan Documents against any account of the Borrower. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects.

     7.10 APPLICABLE LAW AND JURISDICTION; INTERPRETATION; JOINT LIABILITY.
          ----------------------------------------------------------------
This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the state where the Bank's main office is located, except to the extent superseded by Federal law. Invalidity of any provisions of this Agreement will not affect any other provision. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION WHERE THE BANK'S MAIN OFFICE IS LOCATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO
                                           --------------------
ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTES, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Bank's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Bank's receipt of the executed originals thereof.

     7.11 WAIVER OF JURY TRIAL.  THE BORROWER AND THE BANK HEREBY JOINTLY AND
          --------------------
SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

     7.12 COPIES; ENTIRE AGREEMENT; MODIFICATION.  The Borrower hereby
          --------------------------------------
acknowledges the receipt of a copy of this Agreement and all other Loan
Documents.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER, WHICH OCCURS AFTER RECEIPT BY YOU OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

     7.13 TERMINATION OF PRIOR AGREEMENT.  The Borrower and the Bank acknowledge
          ------------------------------
and agree that upon the execution and delivery of this Agreement that certain Revolving Credit Agreement dated as of August 31, 2002 between the Borrower and the Bank shall automatically, without further action or notice of any kind on the part of the Borrower or the Bank, terminate and no longer be of any force or effect.

                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the undersigned have executed this Credit Agreement as of September 26, 2003.

                              BLACKHAWK BANCORP, INC.

                              By:  /s/ R. Richard Bastian III
                                   ----------------------------------
                              Name:  R. Richard Bastian III
                                   ----------------------------------
                              Title:  President & CEO
                                   ----------------------------------

                              By:  /s/ Todd James
                                   ----------------------------------
                              Name:  Todd James
                                   ----------------------------------
                              Title:  EVP & CFO
                                   ----------------------------------

                              Address:

                              400 Broad Street
                              Beloit, WI 53511
                              Attn:  President
                              Facsimile No.:  608-364-8946

                              U.S. BANK NATIONAL ASSOCIATION

                              By:  /s/ Dean M. Sternad
                                   ----------------------------------
                              Name:  Dean M. Sternad
                                   ----------------------------------
                              Title:  Vice President
                                   ----------------------------------

                              Address:

                              777 East Wisconsin Avenue
                              Milwaukee, WI 53202
                              Attn:  Dean M. Sternad, Vice President
                              Facsimile No.:  414-765-6236

                                    EXHIBIT A

                                      NOTE

$7,500,000                                                 Milwaukee, Wisconsin
                                                           September 26, 2003

          FOR VALUE RECEIVED, on or before the Maturity Date (as defined in the Credit Agreement hereinafter referred to), the undersigned, BLACKHAWK BANCORP, INC., a Wisconsin corporation, promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank") the principal sum of Seven Million Five Hundred Thousand Dollars, or such lesser amount as is shown to be outstanding according to the records of the Bank, together with interest on the principal balance outstanding from time to time, at such rates and payable at such times as are set forth in the Credit Agreement hereinafter referred to.

          Payments of both principal and interest are to be made in immediately available funds in lawful currency of the United States of America at the office of the Bank, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or such other place as the holder hereof shall designate to the undersigned in writing.

          This Note is the Note issued pursuant to a Credit Agreement dated as of September 26, 2003 between the undersigned and the Bank (as amended from time to time, the "Credit Agreement"). Reference is made to such Credit Agreement for rights and obligations as to prepayment and acceleration of maturity.

          The undersigned waives demand, presentment, protest or any other notice of any kind with respect to this Note.

          This Note shall be governed and construed in accordance with the laws of the State of Wisconsin.

          The undersigned agrees to pay all costs of collection, including reasonable attorneys' fees.

                              BLACKHAWK BANCORP, INC.

                              By:  /s/ R. Richard Bastian III
                                   ----------------------------------
                              Name:  R. Richard Bastian III
                                   ----------------------------------
                              Title:  President & CEO
                                   ----------------------------------

                              By:  /s/ Todd James
                                   ----------------------------------
                              Name:  Todd James
                                   ----------------------------------
                              Title:  EVP & CFO
                                   ----------------------------------